Exhibit 99.2
                                                     ------------

                          Joint Filer Information


Name:			MacDougald Family Limited Partnership

Address:		3773 Howard Hughes Parkway, Suite 300 N.
			Las Vegas, NV 89109

Designated Filer:	James E. MacDougald

Issuer & Ticker
Symbol:                 Odyssey Marine Exploration, Inc. (OMEX)

Date of Event
Requiring Statement:	11/18/03